FOR IMMEDIATE RELEASE

Keurig Dr Pepper Inc. Reports Second Quarter 2018 Results for Keurig Green Mountain, Inc. and Dr Pepper Snapple Group, Inc.

Keurig Dr Pepper Inc. Affirms Guidance for Full Year 2018

BURLINGTON, MA and PLANO, TX (August 8, 2018) - Keurig Dr Pepper Inc. (NYSE: KDP) today reported second quarter 2018 results for Keurig Green Mountain (“KGM”) and Dr Pepper Snapple Group (“DPS”) for the period ending June 30, 2018. Keurig Dr Pepper filed a Form 8-K/A with the U.S. Securities and Exchange Commission containing a presentation of KGM’s results for the second quarter ended June 30, 20181 and a Form 10-Q containing a presentation of DPS’s second quarter results. Subsequent to the end of the second quarter, the merger of KGM and DPS was successfully completed.

Keurig Green Mountain Q2 2018 Results

•
KGM net sales were even with year-ago, as strong volume/mix of 3.2% and favorable foreign currency translation of 0.5% were essentially offset by the moderating impact of strategic pricing actions initiated in 2016.

•
Operating income in the second quarter of 2018 totaled $170 million, after giving effect to merger-related expenses totaling $74 million and expenses related to the amortization of intangibles. Adjusted operating income[2] advanced 10.8% versus year-ago to $288 million, an improvement of 290 basis points as a percentage of net sales.

	Three Months Ended
($ in millions)	6/30/2018	6/24/2017	Change
Net Sales	$949	$948	+0.1%
Adj. Operating Income[2]	$288	$260	+10.8%
% of Net Sales	30.3%	27.4%	+290 bps

KGM’s net sales performance in the second quarter of 2018 reflected high single-digit pod volume growth, driven primarily by growth in U.S. household penetration of the Keurig single-serve system, offset by lower net price realization due to strategic pricing actions and lower brewer sales due to timing related to brewer innovation.

Household penetration responded positively to increased marketing investment behind new brewer innovations, such as the K-Elite, introduced in March, and the K-Café, which debuted during the quarter. KGM Adjusted operating income advanced 10.8% versus year-ago, primarily driven by the benefits of significant productivity savings and SG&A overhead cost management, partially offset by significantly higher planned advertising investment.

KGM has continued to significantly reduce net debt3, with a reduction of $481 million at the end of the second quarter of 2018, compared to net debt at December 31, 2017, reflecting strong cash flow management and improved operating results. Since the end of the second quarter of 2017, KGM’s strategy of rapid deleveraging has reduced term loans and the revolving credit facility by a total of approximately $1.1 billion.

Dr Pepper Snapple Group Q2 2018 Results

•	DPS net sales increased 5.0% versus year-ago, primarily reflecting favorable mix and higher volume, despite the shift of Easter into the first quarter of 2018.

•
Operating income declined 3.5% versus year-ago, as expected, as inflationary cost increases have not yet been fully offset by pricing actions and productivity benefits, particularly in the Packaged Beverage segment.

•
Diluted EPS of $1.30 advanced 27.5%, including the significant benefit in the second quarter of 2018 from the Tax Cuts and Jobs Act enacted in December 2017 and the favorable year-over-year impact from the 2017 loss on the early extinguishment of debt.

	Three Months Ended
($ in millions)	6/30/2018	6/30/2017	Change
Net Sales	$1,886	$1,797	+5.0%
Operating Income	$362	$375	-3.5%
Diluted EPS	$1.30	$1.02	+27.5%

DPS’s net sales growth of 5% versus year-ago reflected the benefits of favorable mix of 3% and higher volume of 2%, including growth in contract manufacturing. Also benefitting the net sales comparison was modestly higher net pricing, offset by unfavorable foreign currency translation.

The strong net sales performance in the second quarter of 2018 was driven by successful innovation behind Canada Dry, continued growth of Bai and gains in Mott’s juices and several Allied Brands.

DPS operating income declined 3.5% to $362 million, reflecting commodity inflation, particularly in plastics, aluminum and apples, higher logistics costs, increased planned marketing investments and higher administrative expenses, primarily behind the Packaged Beverage DSD organization. Partially offsetting these factors were the benefits of the strong growth in net sales and the favorable year-over-year impact of mark-to-market adjustments. Excluding mark-to-market adjustments and other items affecting comparability, Adjusted operating income4 declined 6.4% versus year-ago to $363 million.

Adjusted diluted EPS5 increased 4.0% to $1.30 in the second quarter of 2018, compared to $1.25 in the second quarter of 2017, primarily due to a 720 basis point reduction in the effective tax rate to 26.1%, compared to a 33.3% effective tax rate in the year-ago quarter.

Commenting on the announcement, Keurig Dr Pepper CEO Bob Gamgort stated, “With the merger of these two great companies now behind us, our focus is on integration, optimization and ensuring delivery of the financial expectations we established. We are very pleased with the progress to date. The integration, in particular, is well on track, as evidenced by the establishment of the new KDP leadership team, and we remain very confident in our promised synergies and the future of our new Company. On financials, the second quarter results reported today are fully consistent with our full year outlook for 2018, and we are equally confident in the longer-term value creation framework we shared at our March 20, 2018 Investor Day.”

KDP Outlook
KDP will report combined results of both KGM and DPS beginning with the third quarter ending September 30, 2018. The Company’s outlook for the business remains unchanged, including the following:

•	2018 Adjusted diluted EPS[5] of $1.02 to $1.07, on a pro-forma basis, after the impact of preliminary Purchase Price Accounting adjustments

•	Merger-related synergies totaling $600 million over the 2019-2021 period, with $200 million in savings expected per year

•	Significant cash flow generation and rapid deleveraging, with leverage ratio targeted to be less than 3.0x in two to three years

1 Presentation of KGM results reflects the results of Maple Parent Holdings Corp, KGM’s parent company. Maple Parent Holdings Corp. is a holding company that does not have any operations or material assets other than its interest in KGM through which Maple conducted all of its operations.
2 KGM Adjusted operating income is a non-GAAP financial measure. Please see the discussion of non-GAAP measures and the reconciliation to GAAP at the end of this press release.
3 KGM Net debt is a non-GAAP financial measure. Please see the discussion of non-GAAP measures and the reconciliation to GAAP at the end of this press release.
4 DPS Adjusted operating income (or “Core” operating income) is a non-GAAP measure. Please see the discussion of non-GAAP measures and the reconciliation to GAAP at the end of this press release.
5 Adjusted diluted EPS (or “Core” diluted EPS) is a non-GAAP financial measure. Please see the discussion of non-GAAP measures and the reconciliation to GAAP at the end of this press release.

ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (KDP) is a leading coffee and beverage company in North America, with annual revenue in excess of $11 billion. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. The Company maintains an unrivaled distribution system that enables its portfolio of more than 125 owned, licensed and partner brands to be available nearly everywhere people shop and consume beverages. With a wide range of hot and cold beverages that meet virtually any consumer need, KDP key brands include Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott’s® and The Original Donut Shop®. The Company employs more than 25,000 employees and operates more than 120 offices, manufacturing plants, warehouses and distribution centers across North America. For more information, visit www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the combination of Keurig Green Mountain, Inc. (“KGM”) and Dr Pepper Snapple Group, Inc. (“DPSG” and such combination, the “merger”), the anticipated benefits of the transaction, including estimated synergies and cost savings, and other statements that are not historical facts. These statements are based on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are subject to a number of risks and uncertainties regarding the combined company’s business and the combination and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the transaction may have on our ability to operate our combined business, (ii) risks relating to the integration of the KGM and DPS operations, products and employees into the combined company and assumption of certain potential liabilities of KGM and the possibility that the anticipated synergies and other benefits of the combination, including cost savings, will not be realized or will not be realized within the expected timeframe, (iii) our status as a “controlled company” within the meanings of the New York Stock Exchange, including our reliance on exemptions from certain corporate governance standards and the significantly less influence that our pre- transaction holders now have on our company, and (iv) risks relating to the combined businesses and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in our definitive proxy statement filed with the SEC on May 29, 2018, our Current Report on Form 8-K filed with the SEC on July 9, 2018, and our subsequent filings with the SEC. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, which are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this presentation and included in the Company’s filings with the SEC.
See the attached schedules for the supplemental financial data and corresponding reconciliations of DPS Adjusted operating income, DPS Adjusted diluted EPS, KGM Adjusted operating income and KGM net debt.

Contacts:

Investors:
Maria Sceppaguercio
781-418-8136
maria.sceppaguercio@keurig.com

Steve Alexander
972-673-6769
steve.alexander@dpsg.com

Media:
Katie Gilroy
781-418-3345
katie.gilroy@keurig.com

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For The Three and Six Months Ended June 30, 2018 and 2017
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2018	2017	2018	2017
Net sales	$1,886	$1,797	$3,480	$3,307
Cost of sales	790	718	1,471	1,325
Gross profit	1,096	1,079	2,009	1,982
Selling, general and administrative expenses	721	681	1,347	1,301
Depreciation and amortization	28	25	55	50
Other operating income, net	(15)	(2)	(14)	(30)
Income from operations	362	375	621	661
Interest expense	43	44	84	84
Interest income	—	(1)	(1)	(2)
Loss on early extinguishment of debt	—	49	—	49
Other income, net	(2)	—	(2)	(1)
Income before provision for income taxes and equity in loss of unconsolidated subsidiaries	321	283	540	531
Provision for income taxes	83	94	137	165
Income before equity in loss of unconsolidated subsidiaries	238	189	403	366
Equity in loss of unconsolidated subsidiaries, net of tax	(3)	(1)	(9)	(1)
Net income	$235	$188	$394	$365
Earnings per common share:
Basic	$1.30	$1.02	$2.19	$1.99
Diluted	1.30	1.02	2.17	1.98
Weighted average common shares outstanding:
Basic	180.2	183.2	180.1	183.3
Diluted	181.1	183.7	181.0	184.1
Cash dividends declared per common share	$—	$0.58	$0.58	$1.16

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2018 and December 31, 2017
(Unaudited, in millions, except share and per share data)

	June 30,	December 31,
(in millions, except share and per share data)	2018	2017
Assets
Current assets:
Cash and cash equivalents	$64	$61
Restricted cash and restricted cash equivalents	25	18
Accounts receivable:
Trade, net	814	668
Other	52	42
Inventories	265	229
Prepaid expenses and other current assets	196	99
Total current assets	1,416	1,117
Property, plant and equipment, net	1,183	1,198
Investments in unconsolidated subsidiaries	34	24
Goodwill	3,562	3,561
Other intangible assets, net	3,777	3,781
Other non-current assets	214	279
Deferred tax assets	60	62
Total assets	$10,246	$10,022
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$484	$365
Deferred revenue	64	64
Short-term borrowings and current portion of long-term obligations	264	79
Income taxes payable	39	11
Other current liabilities	675	719
Total current liabilities	1,526	1,238
Long-term obligations	4,126	4,400
Deferred tax liabilities	645	614
Non-current deferred revenue	1,021	1,055
Other non-current liabilities	206	264
Total liabilities	7,524	7,571
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 800,000,000 shares authorized, 180,288,812 and 179,743,028 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	2	2
Additional paid-in capital	—	—
Retained earnings	2,920	2,651
Accumulated other comprehensive loss	(200)	(202)
Total stockholders' equity	2,722	2,451
Total liabilities and stockholders' equity	$10,246	$10,022

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Core earnings: Defined as net income adjusted for the unrealized mark-to-market impact of commodity derivatives and interest rate derivatives not designated as hedges in accordance with U.S. GAAP and for certain Items Affecting Comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For the three and six months ended June 30, 2018, we excluded (i) the impact of transaction and integration expenses associated with the Maple Merger and the Bai Brands Merger, (ii) restructuring charges and (iii) the impact of the recent federal tax law change. For the three and six months ended June 30, 2017, we excluded (i) the impact of transaction and integration expenses associated with the Bai Brands Merger and (ii) the loss on early extinguishment of debt related to the completion of a tender offer for our 2018 Notes and 2038 Notes.
The tables on the following pages provide these reconciliations.

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO NON-GAAP CORE MEASURES
(Unaudited, in millions, except per share data)

	For the Three Months Ended June 30, 2018
	Reported	Mark to Market	Transaction & Integration Expenses	Restructuring	Tax Reform	Total Adjustments	Core
Cost of sales	$790	$1	$—	$—	$—	$1	$791
Gross profit	1,096	(1)	—	—	—	(1)	1,095
Gross margin	58.1%	—%	—%	—%	—%	—%	58.1%
Selling, general and administrative expenses	$721	$8	$(11)	$1	$—	$(2)	$719
Income from operations	362	(9)	11	(1)	—	1	363
Operating margin	19.2%	(0.5)%	0.6%	(0.1)%	—	0.1%	19.2%
Income before provision for income taxes and equity in loss of unconsolidated subsidiaries	321	(9)	11	(1)	—	1	322
Provision for income taxes	83	(2)	2	—	1	1	84
Effective tax rate	25.9%	0.1%	(0.3)%	0.1%	0.3%	0.2%	26.1%
Income before equity in loss of unconsolidated subsidiaries	238	(7)	9	(1)	(1)	—	238
Net income	$235	$(7)	$9	$(1)	$(1)	—	$235

	Reported EPS						Core EPS
Diluted earnings per common share	$1.30	$(0.04)	$0.04	$—	$—	$—	$1.30
FX Translation							$—
Currency Neutral Core EPS							$1.30

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO NON-GAAP CORE MEASURES - (Continued)
(Unaudited, in millions, except per share data)

	For the Three Months Ended June 30, 2017
	Reported	Mark to Market	Transaction & Integration Expenses	Loss on Early Extinguishment of Debt	Total Adjustments	Core
Cost of sales	$718	$(6)	$—	$—	$(6)	$712
Gross profit	1,079	6	—	—	6	1,085
Gross margin	60.0%	0.4%	—	—	0.4%	60.4%
Selling, general and administrative expenses	$681	$(6)	$(1)	$—	$(7)	$674
Income from operations	375	12	1	—	13	388
Operating margin	20.9%	0.7%	—	—	0.7%	21.6%
Loss on early extinguishment of debt	49	—	—	(49)	(49)	—
Income before provision for income taxes and equity in loss of unconsolidated subsidiaries	283	12	1	49	62	345
Provision for income taxes	94	4	—	17	21	115
Effective tax rate	33.2%	—%	(0.1)%	0.2%	0.1%	33.3%
Net income	$188	$8	$1	$32	$41	$229

	Reported EPS					Core EPS
Diluted earnings per common share	$1.02	$0.04	$0.01	$0.18	$0.23	$1.25

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO NON-GAAP CORE MEASURES - (Continued)
(Unaudited, in millions, except per share data)

	For the Six Months Ended June 30, 2018
	Reported	Mark to Market	Transaction & Integration Expenses	Restructuring	Tax Reform	Total Adjustments	Core
Cost of sales	$1,471	$(11)	$—	$—	$—	$(11)	$1,460
Gross profit	2,009	11	—	—	—	11	2,020
Gross margin	57.7%	0.3%	—	—	—	0.3%	58.0%
Selling, general and administrative expenses	$1,347	$9	$(24)	$1	$—	$(14)	$1,333
Income from operations	621	2	24	(1)	—	25	646
Operating margin	17.8%	0.1%	0.7%	—%	—	0.8%	18.6%
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$540	$2	$24	$(1)	$—	$25	$565
Provision for income taxes	137	1	5	—	1	7	144
Effective tax rate	25.4%	0.1%	(0.2)%	—%	0.2%	0.1%	25.5%
Income before equity in earnings of unconsolidated subsidiaries	403	1	19	(1)	(1)	18	421
Net income	$394	$1	$19	$(1)	$(1)	$18	$412

	Reported EPS						Core EPS
Diluted earnings per common share	$2.17	$0.01	$0.10	$—	$—	$0.11	$2.28
FX Translation							$—
Currency Neutral Core EPS							$2.28

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO NON-GAAP CORE MEASURES - (Continued)
(Unaudited, in millions, except per share data)

	For the Six Months Ended June 30, 2017
	Reported	Mark to Market	Transaction & Integration Expenses	Loss on Early Extinguishment of Debt	Total Adjustments	Core
Cost of sales	$1,325	$12	$—	$—	$12	$1,337
Gross profit	1,982	(12)	—	—	(12)	1,970
Gross margin	59.9%	(0.3)%	—	—	(0.3)%	59.6%
Selling, general and administrative expenses	$1,301	$(20)	$(20)	$—	$(40)	$1,261
Income from operations	661	8	20	—	28	689
Operating margin	20.0%	0.2%	—	—	0.8%	20.8%
Interest expense	84	1	—	—	1	85
Loss on early extinguishment of debt	$49	$—	$—	$(49)	$(49)	$—
Income before provision for income taxes and equity in loss of unconsolidated subsidiaries	531	7	20	49	76	607
Provision for income taxes	165	2	7	17	26	191
Effective tax rate	31.1%	(0.1)%	0.1%	0.3%	0.4%	31.5%
Net income	$365	$5	$13	$32	$50	$415

	Reported EPS					Core EPS
Diluted earnings per common share	$1.98	$0.02	$0.07	$0.18	$0.27	$2.25

MAPLE PARENT HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For The Three and Six Months Ended June 30, 2018 and June 24, 2017
(Unaudited, in millions)

	For the Three Months Ended		For the Six Months Ended
(in millions, except per share data)	June 30, 2018	June 24, 2017	June 30, 2018	June 24, 2017
Net sales	$949	$948	$1,897	$1,916
Cost of sales	467	493	943	976
Gross profit	482	455	954	940
Selling, general and administrative expenses	212	188	402	389
Transportation and warehouse costs	48	55	104	116
Transaction costs	44	—	80	—
Restructuring expenses	8	28	14	30
Operating income	170	184	354	405
Other income (loss), net	12	1	4	3
Gain (loss) on financial instruments, net	10	(34)	38	(27)
Gain (loss) on foreign currency, net	(6)	(1)	(19)	(11)
Loss on extinguishment of debt	—	—	(1)	(52)
Interest expense - related party	(26)	(25)	(51)	(50)
Interest expense	(61)	(36)	(86)	(91)
Income before income taxes	99	89	239	177
Income tax benefit (expense)	(13)	(28)	(65)	(56)
Net income	86	61	174	121
Net income attributable to noncontrolling interests	(2)	(1)	(3)	(2)
Net income attributable to Maple Parent Holdings Corp.	$84	$60	$171	$119

MAPLE PARENT HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2018 and December 31, 2017
(Unaudited, in millions, except share and per share data)

(in millions, except for shares)	June 30, 2018	December 31, 2017

Current assets:
Cash, cash equivalents, and restricted cash	$8,284	$95
Receivables, less uncollectible accounts and return allowances of $23 and $31, respectively	338	483
Inventories	412	384
Income taxes receivable	23	45
Other current assets	103	49
Total current assets	9,160	1,056
Fixed assets, net	782	790
Intangibles, net	3,783	3,834
Goodwill	9,767	9,819
Deferred income taxes, net	28	27
Long-term restricted cash	—	—
Investments in unconsolidated Subsidiaries	110	97
Other long-term assets	170	121
Total assets	$23,800	$15,744

Current liabilities:
Current portion of long-term debt	$219	$219
Current portion of capital lease and financing obligations	8	6
Accounts payable	1,711	1,580
Accrued expenses	302	201
Income tax payable	3	3
Deferred revenue	4	3
Other current liabilities	6	6
Total current liabilities	2,253	2,018
Long-term debt, less current portion	10,772	3,064
Long-term debt, related party	1,815	1,815
Capital lease and financing obligations, less current portion	107	97
Deferred income taxes, net	993	1,031
Other long-term liabilities	54	56
Total liabilities	15,994	8,081
Commitment and contingencies
Employee redeemable non-controlling interest and mezzanine equity awards	318	265
Stockholders' equity:
Class A Common Stock	—	—
Class B Common Stock	—	—
Additional paid-in capital	6,385	6,385
Retained earnings	1,044	914
Accumulated other comprehensive income	59	99
Total stockholders' equity	$7,488	$7,398
Total liabilities and stockholders' equity	$23,800	$15,744

MAPLE PARENT HOLDINGS CORP.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Adjusted operating income: Defined as operating income adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For the three and six months ended June 30, 2018, we excluded (i) expenses related to antitrust litigation, (ii) amortization of identifiable intangibles, (iii) restructuring expenses, (iv) acquisition, integration and productivity expenses and (v) stock compensation. For the three and six months ended June 24, 2017, we excluded (i) amortization of identifiable intangibles, (ii) restructuring expenses, (iii) acquisition, integration and productivity expenses and (iv) stock compensation.
Net Debt: Defined as long term debt (including the current portion), less cash, cash equivalents and restricted cash.
Reconciliations for these items are provided in the tables below.

(in millions)	June 30, 2018	December 31, 2017	Change
Current portion of long-term debt	$219	$219	$—
Long-term debt, less current portion	10,772	3,064	7,708
Long-term debt, related party	1,815	1,815	—
Less: Cash, cash equivalents, and restricted cash	(8,284)	(95)	(8,189)
Net Debt	$4,522	$5,003	$(481)

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2018	June 24, 2017	June 30, 2018	June 24, 2017
Operating income	$170	$184	$354	$405
Expenses related to antitrust litigation	1	—	4	—
Amortization of identifiable intangibles	29	24	59	48
Restructuring expenses	8	28	14	30
Acquisition, integration, and productivity expenses	74	17	117	48
Stock compensation	6	7	12	12
Non-GAAP adjusted operating income	$288	$260	$560	$543